Exhibit 99.1

Contacts
Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 702.644.2465
Fax: +1 510.777.7001	E: sara.zavala@edelman.com
E: investor-relations@zhone.com

Zhone Technologies Reports First Quarter 2011 Financial Results

Oakland, CA — April 20, 2011 — Zhone Technologies, Inc. (NASDAQ: ZHNE), a global pioneer in FTTx network access solutions, today reported its financial results for the first quarter ended March 31, 2011.

Revenue for the first quarter of 2011 was $29.6 million compared to $31.1 million for the first quarter of 2010 and $31.0 million for the fourth quarter of 2010. Net loss for the first quarter of 2011, calculated in accordance with generally accepted accounting principles (“GAAP”), was $2.4 million or $0.08 per share compared with a net loss of $3.2 million or $0.11 per share for the first quarter of 2010 and a net loss of $1.3 million or $0.04 per share for the fourth quarter of 2010. Adjusted earnings before stock-based compensation, interest, taxes, and depreciation (“adjusted EBITDA”) was an adjusted EBITDA loss of $1.8 million for the first quarter of 2011, compared to an adjusted EBITDA loss of $1.1 million for the first quarter of 2010 and an adjusted EBITDA loss of $0.7 million for the fourth quarter of 2010.

“During the first quarter, we saw continued strong interest in our MXK multiservice solution and a substantial increase in order backlog,” stated Mory Ejabat, Zhone’s chief executive officer. “We continue to forecast annual revenue growth in 2011 and quarterly adjusted EBITDA profitability.”

Cash, cash equivalents and short-term investments at March 31, 2011 was $19.2 million compared to $21.2 million at December 31, 2010. Cash net of debt obligations at March 31, 2011 was $9.2 million compared to $11.2 million at December 31, 2010.

Zhone will conduct a conference call and audio webcast today, April 20, 2011, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its first quarter 2011 results. This call is open to the public by dialing +1 (866) 770-7051 for U.S. callers and +1 (617) 213-8064 for international callers and then entering passcode 98126341. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 88929723. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance, including the Company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.

About Zhone Technologies

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in all IP multi-service access solutions, serving more than 750 of the world’s most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future…today, supporting end-to-end Voice, Data, Entertainment Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company’s products; intense competition in the communications equipment market; the Company’s ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related

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industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2010. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

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ZHONE TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Net revenue	$29,572	$31,016	$31,082
Cost of revenue	18,983	18,731	19,710
Stock-based compensation	10	11	55

Gross profit	10,579	12,274	11,317

Operating expenses:
Research and product development (1)	5,516	5,430	5,277
Sales and marketing (1)	5,494	6,147	5,780
General and administrative (1)	2,071	1,926	3,262

Total operating expenses	13,081	13,503	14,319

Operating income (loss)	(2,502)	(1,229)	(3,002)
Other expense, net	9	(49)	(316)

Income (loss) before income taxes	(2,493)	(1,278)	(3,318)
Income tax provision (benefit)	(53)	(6)	(114)

Net income (loss)	$(2,440)	$(1,272)	$(3,204)

Weighted average shares outstanding
Basic	30,591	30,515	30,282
Diluted	30,591	30,515	30,282
Earnings per common share net income (loss)
Basic	$(0.08)	$(0.04)	$(0.11)
Diluted	$(0.08)	$(0.04)	$(0.11)

(1) Amounts include stock-based compensation costs as follows:
Research and product development	47	49	164
Sales and marketing	52	53	243
General and administrative	122	90	1,021

	221	192	1,428
GAAP net income (loss)	$(2,440)	$(1,272)	$(3,204)
Stock-based compensation	231	203	1,483
Interest expense	49	30	322
Income taxes	(53)	(6)	(114)
Depreciation	453	324	446

Non-GAAP adjusted EBITDA profit (loss)	$(1,760)	$(721)	$(1,067)

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ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash, cash equivalents and short-term investments	$19,179	$21,174
Accounts receivable	29,418	29,747
Inventories	28,905	31,048
Prepaid expenses and other current assets	2,515	2,514

Total current assets	80,017	84,483
Property and equipment, net	5,074	5,274
Restricted cash	58	58
Other assets	228	296

Total assets	$85,377	$90,111

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,783	$11,864
Line of credit	10,000	10,000
Current portion of long-term debt	—	—
Accrued and other liabilities	12,251	13,217

Total current liabilities	33,034	35,081
Long-term debt, less current portion	—	—
Other long-term liabilities	5,099	5,615

Total liabilities	38,133	40,696

Stockholders’ equity:
Common stock	31	30
Additional paid-in capital	1,069,791	1,069,513
Other stockholders’ equity	267	277
Accumulated deficit	(1,022,845)	(1,020,405)

Total stockholders’ equity	47,244	49,415

Total liabilities and stockholders’ equity	$85,377	$90,111

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